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                                                                      Exhibit 23
                         Independent Auditors' Consent


The Board of Directors
The GNI Group, Inc.:


We consent to the incorporation by reference in the registration statements No. 333-19661 and No. 33-70954 on Form S-8 of The GNI Group, Inc. of our report dated August 6, 1997, relating to the consolidated balance sheets of The GNI Group, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997, and our report dated August 6, 1997 relating to the consolidated financial statement schedule for each of the years in the three-year period ended June 30, 1997, which reports are included in or incorporated by reference in the June 30, 1997 annual report on Form 10-K of The GNI Group, Inc.

KPMG Peat Marwick LLP


Houston, Texas
September 16, 1997


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